UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2005

Symbol Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Symbol Plaza, Holtsville, New York		11742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(631) 738-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2005, the Registrant filed a Current Report on Form 8-K announcing the resignation of Mark T. Greenquist as its Senior Vice President and Chief Financial Officer. On July 21, 2005, the Registrant entered into a separation agreement and release with Mr. Greenquist in connection with his resignation. The separation agreement and release, effective as of July 15, 2005, provides for a severance payment equal to one year of Mr. Greenquist's then current base salary and payment of healthcare premiums for up to fifty-two weeks for Mr. Greenquist and his eligible dependents, subject to the terms and conditions contained in the separation agreement and release. A copy of the separation agreement and release is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 19, 2005, Todd A. Abbott, the Registrant's then current Senior Vice President--Worldwide Operations, was appointed to the position of Senior Vice President--Worldwide Sales. Effective immediately, William R. Nuti, the Registrant's President and Chief Executive Officer, will share worldwide sales responsibilities with Mr. Abbott and assume Mr. Abbott's previous responsibilities as the Registrant's principal operating officer. In his new position, Mr. Abbott will continue to report directly to Mr. Nuti.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.

July 25, 2005	By:	Peter M. Lieb

Name: Peter M. Lieb
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and Release, dated as of July 21, 2005, between the Registrant and Mark T. Greenquist